Exhibit 10.7

AMENDMENT TO SERVICES AGREEMENT

This amendment (“Amendment”) dated as of May 18, 2007 is by and between Barington Capital Group, L.P., a New York limited partnership with an address at 888 Seventh Avenue, 17th Floor, New York, New York 10019 (“BCG”), and Dynabazaar, Inc., a Delaware corporation with an address at 888 Seventh Avenue, 17th Floor, New York, New York 10019 (the “Company”).

RECITALS:

WHEREAS, the Company and BCG are parties to that certain Services Agreement, dated as of December 17, 2004, as amended (the “Agreement”);

WHEREAS, the Company is party to the Amended and Restated Agreement and Plan of Merger entered into as of February 26, 2007 by and among the Company, L Q Corporation, Inc., a Delaware corporation, and LQ Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Agreement”);

WHEREAS, the Company believes that it will have sufficient resources following the closing  (the “Closing”) of the transactions contemplated by the Merger Agreement such that it will no longer be required to receive the administrative services being performed by BCG on behalf of the Company following the Closing; and

WHEREAS, the Company and BCG desire to amend the Agreement as set forth herein to provide for the termination of such administrative services provided for under the Agreement following the Closing.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Immediately following the Closing, BCG shall no longer perform for the Company the services set forth in Section 1A of the Agreement and the Company shall no longer have any payment obligations to BCG under Section 3A of the Agreement.  Following the Closing, at the Company’s expense, BCG shall transfer to representatives of the Company such books and records of the Company in its possession that the Company shall request.

2.

From time to time at the request of the Company, BCG may continue to perform the services set forth in Sections 1B and 1C of the Agreement.

3.

This Amendment shall be effective as of the date hereof.  The Agreement, as amended by this Amendment, is in full force and effect and is hereby ratified and confirmed.

4.

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representative as of the date set forth above.

BARINGTON CAPITAL GROUP, L.P.

By:  LNA Capital Corp., General Partner

By: /s/ James A. Mitarotonda

       James A. Mitarotonda

       Chairman

DYNABAZAAR, INC.

By: /s/ Rory Cowan

      Rory Cowan

      Chairman

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